EXHIBIT INDEX

5. Investment Management Services Agreement between Registrant and American Express Financial Corporation, dated December 1, 2002.

10. Opinion of counsel and consent to its use as to the legality of the securities being registered.

11.       Consent of Independent Auditors.

17.(c) IDS Life Variable Annuity Fund A Power of Attorney to sign Amendments to this Registration Statement, dated April 16, 2003.

17.(e)    IDS Life Insurance Company Power of Attorney, dated Sept. 11, 2002.

17.(f)    IDS Life Insurance Company Power of Attorney, dated April 16, 2003.